EXHIBIT 10.4

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of August 29, 2007 by and between KINERGY MARKETING, LLC, an Oregon limited liability company ("Borrower") and COMERICA BANK, a Michigan banking corporation, with its offices located at 333 W. Santa Clara Street, San Jose, California 95113 ("Bank").

RECITALS

A.    Borrower and Bank have previously entered into that certain Loan and Security Agreement (Accounts and Inventory) dated August 17, 2007 (the "Loan Agreement").

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1.         Incorporation by Reference. The foregoing Recitals and the Loan Documents (as defined in the Loan Agreement) are incorporated herein by this reference as though set forth in full herein. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

2.         Ratification of Indebtedness. Borrower ratifies and reaffirms the Indebtedness, without setoff, defense, or counterclaim.

3.        Amendment to the Loan Agreement. The Loan Agreement is hereby amended as set forth herein.

3.1.  Amendment to Section 1.10 of the Loan Agreement. Section 1.10 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"1.10  "Borrowing Base" means an amount equal to the sum of: (a) eighty percent (80%) of the Net Amount of Eligible Accounts; plus (b) the sum of (i) seventy percent (70%) of the Value of Eligible In Storage Inventory; provided that the aggregate amount of Advances made under this Subsection 1.10(b)(i) shall not exceed Ten Million and 00/100 Dollars ($10,000,000.00); plus (ii) seventy percent (70%) of the Value of Eligible In Transit Inventory; provided that the aggregate amount of Advances made under this Subsection 1,10(b)(ii) shall not exceed Four Million and 00/100 Dollars ($4,000,000.00); further provided that the aggregate amount of Advances made under Subsection I .10(b) for Inventory consisting of bio-diesel shall not exceed One Million and 00/100 Dollars ($1,000,000.00)."

3.2.  Amendment to Section 1.23 of the Loan Agreement. Section 1.23 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"1.23 "Eligible Inventory" means that portion of Borrower's Inventory consisting of ethanol, bio-diesel and denaturant which is: (a) owned by Borrower, free and clear of all Liens or encumbrances, except Permitted Liens; (b) held for sale by Borrower in the ordinary course of the Borrower's business; (c) of good and merchantable quality, free from defects for the purposes for which it is intended; (d) as to which Bank has been able to perfect and maintain a perfected first priority security interest; and (e) Bank, in its reasonable judgment and in good faith, has not determined that it is unacceptable or should be price-adjusted in any material respect."

3.3.  Amendment to Section 2.2.3 of the Loan Agreement. Section 2.2.3 of the Loan Agreement is hereby amended by deleting the term "Two Million and 00/100 Dollars ($2,000,000.00)" and replacing it with the term "Six Million and 00/100 Dollars ($6,000,000.00)."

4.         Legal Effect.

4.1.  Except as specifically set forth in this Amendment, all of the terms and conditions of the Loan Documents remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Documents, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Loan Documents.

4.2.  Borrower represents and warrants that each of the representations and warranties contained in the Loan Documents are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4.3.  The effectiveness of this Amendment and each of the documents, instruments and agreements entered into in connection with this Amendment is conditioned upon receipt by Bank of this Amendment and any other documents which Bank may require to carry out the terms hereof.

5.         Integration. This Amendment, any documents executed in connection herewith and the Loan Documents (as amended hereby and by any documents executed in connection herewith) contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto.

6.           Successors and Assigns. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Amendment nor any rights hereunder may be assigned by Borrower. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

7.           Indemnification. Borrower shall defend, indemnify and hold harmless Bankand its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Amendment; and (b) all losses or Bank expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Amendment, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

8.          Severability of Provisions. In the event any one or more of the provisions contained in this Amendment is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.          Amendments. Neither this Amendment nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Amendment. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

10.       Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Bank may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Bank of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Bank hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Bank would otherwise have. Any waiver, permit, consent or approval by Bank of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

11.        Interpretation. This Amendment and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code § 1654.

12.       Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this

Amendment, and any party delivering such an executed counterpart of the signature page to this Amendment by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Amendment to such other party; provided; however, that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

13.      Attorneys' Fees and Costs of Enforcement. In the event that any action is required to be taken by Bank to enforce or interpret its rights under this Amendment and any documents executed in connection therewith or the Loan Documents, whether or not suit is brought, or in the event of any dispute arising from this Amendment and any document executed in connection therewith or the Loan Documents Borrower shall pay to Bank the attorneys' fees and costs incurred by Bank in connection therewith, including, without limitation, any attorneys' fees and costs incurred in connection with any bankruptcy proceeding of Borrower, including, without limitation, any motion for relief from stay or dispute over or negotiation concerning cash collateral or nondischargeability, and any expert witness fees.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

KINERGY MARKETING, LLC /s/ Neil Koehler By: Neil Koehler Its: President and Chief Executive Officer COMERICA BANK /s/ Robert Harlan By: Robert Harlan Its: Vice President — Western Market